UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 8, 2002

                           CREDITRISKMONITOR.COM, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                        1-8601                36-2972588
      (State or other                  (Commission             (IRS Employer
jurisdiction of incorporation)         File Number)          Identification No.)

           110 Jericho Turnpike, Suite 202, Floral Park, NY 11001-2019
               (Address of principal executive offices) (Zip Code)

                    Registrant's telephone number, including
                            area code: (516) 620-5400

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Item 4. Changes in Registrant's Certifying Accountant.

(a)(1)(i) On August 8, 2002, at the recommendation of the Audit Committee, the Board of Directors of CreditRiskMonitor.com, Inc. (the "Registrant") terminated the engagement of its independent public accountants, Arthur Andersen LLP ("Arthur Andersen").

(ii) Arthur Andersen's report on the Registrant's financial statements for the past two years contained no adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The decision to change the Registrant's independent public accountants was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors on August 8, 2002.

(iv) During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures.

(v) During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, the Registrant had no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant attempted to contact Arthur Andersen to request that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and, if not, stating the respects in which it does not agree. The individual who is responsible for furnishing such letters is out of the country until August 19, 2002. Accordingly, pursuant to Item 304T(b)(2) of Regulation S-K, the Registrant is not required to comply with Item 304(a)(3) and no response from Arthur Andersen has been filed as an exhibit hereto.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CREDITRISKMONITOR.COM, INC.


                                                By: /s/ Lawrence Fensterstock
                                                   -----------------------------
                                                        Lawrence Fensterstock
                                                        Chief Financial Officer

DATE: August 13, 2002